Exhibit 99.2

 Directors And Executive Officers Of Citadel Investment Group, L.L.C.

The name, business address, title, present principal occupation or employment and citizenship of the sole executive officer of Citadel Investment Group, L.L.C. ("CIG") is set forth below. The business address of such officer is 131 S. Dearborn Street, 32ndFloor, Chicago, Illinois 60603. CIG has no directors.

Name	Title and Present Principal Occupation	Citizenship
Kenneth Griffin	President and Chief Executive Officer of CIG	United States

Directors And Executive Officers Of Citadel Equity Fund Ltd.

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel Equity Fund Ltd. ("CEF") are set forth below.

Name and Citizenship	Title at CEF	Present Principal Occupation and Residence or Business Address (Principal Business of Employer)

Austin John O'Connor United Kingdom	Director and Vice President	Company director 4 rue de l'eglise Wormeldange, Luxembourg L-5481

Adam C. Cooper United States	Director and Assistant Secretary	Senior Managing Director and General Counsel Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603

 Directors And Executive Officers Of Citadel Derivatives Group LLC

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel Derivatives Group LLC ("CDG") are set forth below.

Name and Citizenship	Title at CDG	Present Principal Occupation and Residence or Business Address (Principal Business of Employer)
Adam C. Cooper United States	Vice President and Secretary	Senior Managing Director and General Counsel Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603

Gerald A. Beeson United States	Vice President and Treasurer	Senior Managing Director and Chief Financial Officer Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603

Exhibit 99.2, p. 2

Directors And Executive Officers Of Citadel Derivatives Trading Ltd.

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel Derivatives Trading Ltd. ("CDT") are set forth below.

Name and Citizenship	Title at CDT	Present Principal Occupation and Residence or Business Address (Principal Business of Employer)

Adam C. Cooper United States	Director	Senior Managing Director and General Counsel Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603

Clarendon Hugh "Hal" Masters British Overseas Territories	Director	Company director 48 Pitt’s Bay Road, Pembroke, HM 06, Bermuda

Directors And Executive Officers Of Wingate Capital Ltd.

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Wingate Capital Ltd. ("Wingate") are set forth below.

Name and Citizenship	Title at Wingate	Present Principal Occupation and Residence or Business Address (Principal Business of Employer)

Adam C. Cooper United States	Director and Assistant Secretary	Senior Managing Director and General Counsel Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603

Austin John O'Connor United Kingdom	Director and Vice President	Company director 4 rue de l'eglise Wormeldange, Luxembourg L-5481

Exhibit 99.2, p. 3

Directors And Executive Officers Of Citadel AC Investments Ltd.

The name, title, present principal occupation or employment, residence or business address and citizenship of each of the directors and executive officers of Citadel AC Investments Ltd. ("CAC") are set forth below.

Name and Citizenship	Title at CAC	Present Principal Occupation and Residence or Business Address (Principal Business of Employer)

Adam C. Cooper United States	Director	Senior Managing Director and General Counsel Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603

Gerald A. Beeson United States	Director	Senior Managing Director and Chief Financial Officer Citadel Investment Group, L.L.C. 131 South Dearborn Chicago, IL 60603